EXHIBIT 24.5

               Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Vertex Interactive Inc. Incentive Stock Option Plan, of our report dated December 2, 1999, with respect to the combined financial statements of Portable Software Solutions Limited included in Vertex Industries, Inc.'s Current Report on Form 8-K/A dated September 22, 1999, filed with the Securities and Exchange Commission on December 6, 1999.

/s/Ernst & Young
Reading, England
March 6, 2000

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